                                                                    EXHIBIT 99.2


                            (GOLDEN TELECOM(TM) LOGO)


FOR IMMEDIATE RELEASE                                                       NEWS

                  GOLDEN TELECOM, INC. TO ACQUIRE COMINCOM AND
                 COMBELLGA FROM TELENOR IN EXCHANGE FOR SHARES

MOSCOW, RUSSIA (AUGUST 20, 2003) -- Golden Telecom, Inc. (NASDAQ: "GLDN") announced yesterday that it has signed a Share Exchange Agreement with affiliates of the Norwegian national operator, Telenor, under which Golden Telecom, Inc. will receive 100% of the shares of OAO Comincom including its wholly-owned subsidiary, OAO Combellga, the third largest alternative operator in Russia, in exchange for 19.5% of Golden Telecom, Inc., calculated on a post-acquisition basis.

This press release contains supplementary information to that contained in the press release issued on August 19th by Golden Telecom, Inc., which is available on the company's website, www.goldentelecom.com.

COMINCOM SUMMARY CONSOLIDATED STATEMENT OF INCOME, (IN MILLIONS OF US$) ACCORDING TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (GAAP)

                                                                FOR THE YEAR ENDED        FOR THE YEAR ENDED
                                                                      31 DECEMBER,              31 DECEMBER,
                                                                              2002                      2001
                                                                ---------------------------------------------
Revenue                                                                     $ 84.6                    $ 63.3
EBITDA(1)                                                                     25.2                      17.6
Depreciation and Amortization                                                  9.8                       8.6
                                                                ---------------------------------------------
Operating income                                                              15.4                       9.0
Other income (loss)                                                            0.8                      (1.2)
                                                                ---------------------------------------------
Income before income taxes and minority interest                              16.2                       7.8
Income tax expense                                                            (5.7)                     (4.0)
Minority interest                                                             (0.3)                     (0.4)
                                                                ---------------------------------------------
Net income                                                                  $ 10.3                     $ 3.4
                                                                =============================================

(1.) EBITDA is defined as operating income plus depreciation and amortization.
     This measure is not defined by generally accepted accounting principles
     (GAAP) and is a measure of a company performance commonly used in the telecommunications industry, but should not be construed as an alternative to operating income/(loss) determined in accordance with GAAP as an indicator of operating performance or as an alternative to cash from operating activities determined in accordance with GAAP as a measure of liquidity. A reconciliation of EBITDA to net income is included in the press release.


FOR MORE INFORMATION, CONTACT:
GOLDEN TELECOM
Public Relations:
Anna Chin Ga Pin
e-mail: achin@gldn.net
tel.: +7-501-797-9300; fax: +7-501-797-9332
Investor Relations:
Tom Adshead
e-mail: tadshead@gldn.net
tel.: +7-501-797-9300; fax: +7-501-797-9331

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ABOUT GOLDEN TELECOM (WWW.GOLDENTELECOM.COM)
Golden Telecom, Inc., NASDAQ: "GLDN" is a leading facilities-based provider of integrated telecommunications and Internet services in major population centers throughout Russia and other countries of the Commonwealth of Independent States
(CIS). The Company offers voice, data and internet services to corporations, operators and consumers using its metropolitan overlay networks in Moscow, Kiev, St. Petersburg and Nizhny Novgorod and via intercity fiber optic and satellite-based networks - including 149 combined access points in Russia and other countries of the CIS. The Company offers mobile services in Kiev and Odessa.

Statements made in this press release are forward looking and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements include our planned acquisition of Comincom and Combellga, and our ability to remain the leading independent voice, data, and Internet services company in Russia and the CIS. It is important to note that such statements involve risks and uncertainties, which may cause outcomes to differ materially from those set forth in these statements. Such risks and uncertainties include, but are not limited to, our ability to consummate the transaction, the ability of both parties to meet the financial performance covenants in the transaction documents, the receipt of appropriate corporate approvals at both Golden Telecom, Inc. and Telenor, receipt of regulatory approval, and our ability to successfully integrate the businesses to optimize cost savings, should the closing occur. Additional information concerning factors that could cause results to differ materially from those in the forward looking statements is contained in the Company's filings with the U.S. Securities and Exchange Commission including the Company's periodic reports on Form 8-K filed during 2003 and the Company's annual report on Form 10-K for the year ended December 31, 2002.